Exhibit 10.7

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of May 24, 2018, is made by and between Rafael Holdings, Inc., a Delaware corporation (the “Company”), and Howard S. Jonas (“Mr. Jonas”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Mr. Jonas, and Mr. Jonas desires to purchase from the Company, shares of the Company’s Class B Common Stock;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth below, the benefits to be obtained by the parties under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any court, tribunal or arbitrator; and any self-regulatory organization.

“Law” means any federal, state, local or foreign law, constitution, statute, code, ordinance, regulation, rule, interpretation, bulletin, circular letter, published opinion, license or permit enacted, adopted, issued or promulgated by any governmental authority or common law.

“Liens” means any liens, encumbrances, mortgages, security interests, pledges, restrictions, infringements, judgments, defects of title, adverse rights or interests, options, voting trust, warrants and charges and claims of any kind whatsoever, whether legal or equitable.

“Order” means any order, civil investigative demand, judgment, injunction, award, decree, declaration, arbitration award or writ issued by any Governmental Authority.

2. Purchase of the Stock. Subject to the terms and conditions of this Agreement, Mr. Jonas hereby agrees to purchase, and the Company agrees to sell to Mr. Jonas, 1,254,200 shares of Class B Common Stock (the “Stock”).

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3. Consideration and Payment. As consideration for the Stock, Mr. Jonas will pay the Company $6.89 per share for an aggregate purchase price of $8,641,438 (the “Consideration”) as follows:

i.	$864,144 within ten (10) days of the date hereof (the “Initial Consideration”); and

ii.	$7,777,294 on the Closing Date.

In the event this Agreement is terminated in accordance with Section 9 below and such termination is not due to Mr. Jonas’ breach of this Agreement, the Company shall promptly return the Initial Consideration to Mr. Jonas.

4. The Closing.

(a) Closing. The consummation of the purchase and sale of the Stock contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on a date as shall be agreed upon by the parties that is within ten (10) days following the satisfaction or waiver of all conditions to Closing – at 10:00 a.m. Eastern Standard Time (the “Closing Date”).

(b) Company’s Deliveries. On the Closing Date, the Company will execute, deliver, or both, or cause to be executed, delivered, or both, the following:

i. A Stock Certificate representing all of the Stock with the appropriate legends as determined by Company’s counsel; and

ii. Such other documents and instruments as are contemplated in this Agreement or as Mr. Jonas or Mr. Jonas’ counsel may reasonably request in order to evidence or consummate the contemplated transactions or to effectuate the purpose or intent of this Agreement.

(c) Mr. Jonas’ Deliveries. On the Closing Date, Purchaser will execute, deliver, or both, or cause to be executed, delivered, or both, to Seller the following:

i. Payment of the balance of the Consideration as set forth in Section 3 above; and

ii. Such other documents and instruments as are contemplated in this Agreement or Company or Company’s counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to effect the purpose or intent of this Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to Mr. Jonas, as of the Closing Date, as follows:

(a) Due Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

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(b) Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company, and will be when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c) Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Company, do not and will not (i) violate or conflict with any provision of its certificate of incorporation or bylaws, (ii) violate or conflict with any Law or Order applicable to the Company or by which any of its respective properties or assets may be bound, or (iii) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any contract to which the Company is a party, or by which the Company may be bound, excluding in the case of clause (iii) above, conflicts, violations, or breaches. All consents, authorizations, orders, filings and registrations which the Company is required to obtain have been obtained or effected, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(d) Capitalization of the Company. The entire authorized share capital of the Company consists solely of 35,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, 787,163 shares of Class A Common Stock, 11,754,835 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding. All of the outstanding share capital of the Company has been duly authorized and is validly issued, fully paid and nonassessable and the Stock when fully paid will also be validly issued, fully paid and nonassessable.

(e) Litigation. There is no claim, action, suit, proceeding, inquiry, investigation or arbitration by or before any governmental, regulatory, administrative, judicial or arbitral body (an “Action”) pending or threatened (a) in connection with the Stock or the Company’s ownership thereof; (b) to restrain or prevent the consummation of the transaction contemplated hereby; or (c) that might affect the right of Mr. Jonas to own the Stock, nor is there any basis for any of the foregoing.

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6. Representations and Warranties of Mr. Jonas. Mr. Jonas represents and warrants to the Company, as of the Closing Date, as follows:

(a) Authority and Enforceability. Mr. Jonas has full trust power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Mr. Jonas, enforceable in accordance with its terms and conditions.

(b) No Conflicts. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Mr. Jonas is a party or by which it is bound or to which any of his assets is subject.

7. Pre- Closing Covenants.

(a) Commercially Reasonable Efforts. Each party will use its commercially reasonable efforts to take all actions necessary, proper or advisable in order to perform the transactions contemplated herein (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

(b) Covenants of the Company. The Company shall take all necessary actions to timely apply for the listing of the Stock on the NYSE American and secure such listing concurrently with next meeting of stockholders to be held, but no later than the annual meeting of the Company’s stockholders which is currently scheduled to take place on January 10, 2019 (the earliest such meeting to be held, the “Stockholder Meeting”). The Company shall take all necessary actions to include in the Company’s proxy statement in connection with the Stockholder Meeting a proposal recommending that the Company’s stockholders vote in favor of approving the purchase of the Stock by Mr. Jonas pursuant to the terms and conditions set forth herein (the “Proposal”). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7(b).

(c) Covenants of Mr. Jonas. Mr. Jonas shall take all necessary actions to vote all shares the Company’s Class B Common Stock and Class A Common Stock for which Mr. Jonas possesses voting control in favor of the Proposal.

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8. Conditions of the Obligations of the Parties. The obligations of the parties under this Agreement on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Accuracy of Representations and Warranties. All representations and warranties of the parties set forth in this Agreement shall be true and correct in all respects on and as of the Closing Date, as though made on and as of the Closing Date.

(b) Approvals, Consents, Waivers and Assurances. The Company shall have received stockholder approval at the Annual Meeting, approval by the NYSE American to list the Stock and any other consents that may be required under any Law.

(c) No New Law or Regulation. There shall not have been enacted between the date hereof and the Closing Date any law or regulation which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

(d) No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened by any person against any of the parties hereto or any of their respective affiliates which, if adversely determined, could (a) prevent, hinder or enjoin consummation of the transactions contemplated by this Agreement. No party to this Agreement shall have received written notice from any court or Governmental Authority, board, agency, commission or instrumentality of its intention to (i) institute any action or proceeding to restrain, enjoin, nullify or render ineffective the transactions contemplated hereby or thereby, if consummated, or (ii) commence any investigation into or related to the transactions contemplated by this Agreement, which, in the reasonable opinion of the Company, would make it inadvisable to consummate such transactions.

9. Termination Events. (a) This Agreement may be terminated:

(i)	by either the Company or Mr. Jonas if any condition specified in Section 8 has not been met or at such time as such condition can no longer be satisfied;

(ii)	by either the Company or Mr. Jonas if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

(iii)	by either the Company or Mr. Jonas if the Closing shall not have occurred on or before January 31, 2019, due to events out of the reasonable control of both parties.

If this Agreement is terminated, all further obligations of the parties under this Agreement will terminate and, in accordance with Section 3 above, the Company shall promptly return the Initial Consideration to Mr. Jonas unless such termination is due to Mr. Jonas’ breach of this Agreement.

10. Miscellaneous.

(a) No Third-Party Beneficiaries. Except as provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

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(b) Entire Agreement. This Agreement (including the documents, schedules and exhibits referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral to the extent they related in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement and all agreements contemplated hereunder shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder, or any of its rights, interests or obligations under any document delivered pursuant to this Agreement, without the prior written approval of the other party; provided, however, Mr. Jonas may assign this Agreement to any of his affiliates without the consent of the Company and the provisions of this Agreement shall be binding upon and shall inure to the benefit of such assignee.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument of this Agreement.

(e) Construction. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

(f) Notices. All written notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service which provides written verification of receipt or by registered or certified mail return receipt requested (each a “Notice”). Any such Notice delivered by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, or if by courier then deposited prepaid with the courier. All Notices shall be addressed to the parties to be served as follows:

If to the Company:

Rafael Holdings, Inc. 520 Broad Street Newark, New Jersey 07102 Attn: General Counsel
If to Mr. Jonas:
Howard Jonas 520 Broad Street Newark, New Jersey 07102

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Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee’s registry, certification receipt or other evidence of receipt. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional Person to which all such notices or demands hereafter are to be addressed.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of, and enforced in, the State of Delaware. The parties agree that jurisdiction and venue in any action brought by any party pursuant to this Agreement shall properly lie in any federal or state court located in the State of Jersey. By execution and delivery of this Agreement each party irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(i) Severability. The provisions of this Agreement are intended to be interpreted in a manner in which makes them valid, legal and enforceable. In the event any, provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between the Company and Mr. Jonas that such modification or restriction may be accomplished by mutual accord between the parties or, alternatively, by disposition of an arbitrator or a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ Howard Jonas
Howard Jonas

RAFAEL HOLDINGS, INC.

By:	/s/ Menachem Ash
Name:	Menachem Ash
Title:	President

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